UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

Paragon 28, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 399-3400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers.

Erik Mickelson has stepped down as Chief Accounting Officer of Paragon 28, Inc. (the “Company”). Mr. Mickelson will provide transition services for the Company through October 1, 2024. Mr. Mickelson’s departure from the Company is not the result of any issue, concern or disagreement regarding the Company’s accounting or internal control over financial reporting.

In connection with Mr. Mickelson’s separation and in consideration of his release of claims against the Company, on September 20, 2024, the Company entered into a transition and severance agreement with Mr. Mickelson. In addition, during the period beginning October 2, 2024, through November 30, 2024, Mr. Mickelson may render accounting related services to the Company from time to time, pursuant to the terms of the consulting agreement entered into between Mr. Mickelson and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON 28, INC.

Date: September 20, 2024	By:	/s/ Robert S. McCormack
General Counsel & Corporate Secretary